UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California		94105

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On January 24, 2005, Del Monte Corporation (“DMC”), the wholly-owned subsidiary of Del Monte Foods Company (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee, executed a third supplemental indenture (the “Supplemental Indenture”) amending the indenture, dated as of May 15, 2001 (the “Indenture”) relating to DMC’s 9 1/4% Senior Subordinated Notes due 2011 (the “Notes”). The Company and the subsidiaries of DMC that have guaranteed DMC’s obligations under the Indenture executed the Supplemental Indenture as well. The execution of the Supplemental Indenture was accomplished as a result of the receipt of tenders and related consents from the holders of a majority in principal amount of the Notes in response to DMC’s previously announced tender offer and consent solicitation.

The Supplemental Indenture amends the Indenture to delete or make less restrictive substantially all of the restrictive covenants contained in the Indenture (other than requirements to make an offer for the Notes in the event of certain asset sales and changes in control), to delete events of default relating to covenant defaults, cross-defaults and judgments against DMC, and to make conforming and related changes to the Indenture.

The Supplemental Indenture became effective when it was executed. However, the amendments to the Indenture will not become operative until DMC accepts and pays for the Notes that are properly tendered in response to the tender offer and consent solicitation and have not been validly withdrawn. The tender offer continues to be conditioned on, among other things, DMC having obtained debt financing sufficient to pay the consideration, costs and expenses for the offer, as well as an amendment or replacement of its existing credit facility, in both cases on terms and conditions satisfactory to DMC. If the tender offer is terminated or withdrawn, the amendments will not become operative.

Because the Supplemental Indenture relating to the Notes has been executed, Notes tendered in response to the tender offer can no longer be withdrawn.

The foregoing summary of the material provisions of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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On January 24, 2005, Del Monte Foods Company announced via press release that the consent time and date with respect to the consent solicitation and related tender offer by its wholly-owned subsidiary, Del Monte Corporation, for any and all of its $300 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011 occurred at 5:00 pm Eastern time on January 24, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The information contained in this Item 9.01 relating to Exhibit 99.1 and in such exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The information contained in this Item 9.01 relating to Exhibit 4.1 and in such exhibit shall be deemed filed under the Exchange Act.

     (c)   Exhibits.

Exhibit	Description

4.1	Third Supplemental Indenture among Del Monte Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, dated January 24, 2005.

99.1	Del Monte Foods Company Press Release dated January 24, 2005.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 24, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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EXHIBIT INDEX

Exhibit	Description

4.1	Third Supplemental Indenture among Del Monte Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, dated January 24, 2005.

99.1	Del Monte Foods Company Press Release dated January 24, 2005.

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